Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Boca Raton, Fla. – February 15, 2024 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the fourth quarter and full year 2023.

Full Year 2023 Highlights

•	Total revenues of $2.41 billion

•	Net Income of $113.8 million

•	Adjusted EBITDA of $507.2 million

•	Reduced Total Net Debt by Approximately $197.0 million in FY23 to $1.78 billion

For the full year 2023, we reported total revenues of $2.41 billion compared to $2.38 billion for the full year 2022. We reported net income for the full year 2023 of $113.8 million, compared to $171.7 million for the full year 2022. Results for the full year 2023 reflect a year-over-year increase of $61.9 million in net interest expense as a result of the transactions we completed in August 2022 to address the substantial majority of our outstanding debt and the impact of higher interest rates. For the full year 2023, we reported Adjusted EBITDA of $507.2 million, compared to $540.0 million for the full year 2022. During 2023, we reduced our total net debt by approximately $197.0 million to approximately $1.78 billion.

Fourth Quarter 2023 Highlights

•	Total revenues of $608.3 million

•	Net Income of $31.8 million

•	Adjusted EBITDA of $129.0 million

For the fourth quarter 2023, we reported net income of $31.8 million, compared to $41.5 million for the fourth quarter 2022. We reported total revenues for the fourth quarter 2023 of $608.3 million compared to $620.7 million for the fourth quarter 2022. We reported fourth quarter 2023 Adjusted EBITDA of $129.0 million, compared to $145.5 million for the fourth quarter 2022.

George C. Zoley, Executive Chairman of GEO, said, “Our company delivered strong operational and financial performance in 2023, resulting in the second-best year in our company’s 40-year history. We believe that the unparalleled scope of our diversified services platform, which allows us to offer a full spectrum of innovative solutions to our government agency partners, gives GEO a unique competitive advantage to capture future quality growth opportunities. We are also pleased with the substantial progress we made in 2023 towards our objective of reducing our net debt, deleveraging our balance sheet, and positioning GEO to explore options to return capital to shareholders in the future. We believe that our disciplined allocation of capital to reduce debt, along with our demonstrated track record delivering strong and predictable annual cash flows, will meaningfully enhance value for our shareholders over time.”

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

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Financial Guidance

Today, we issued our initial financial guidance for 2024. For the full year 2024, we expect Net Income to be in a range of $110 million to $125 million on annual revenues of approximately $2.4 billion and reflecting an effective tax rate of approximately 28 percent, exclusive of any discrete items. We expect full year 2024 Adjusted EBITDA to be between $485 million and $515 million.

We believe that U.S. Immigration and Customs Enforcement (“ICE”) continues to face budgetary pressures, and the outcome and timing of ongoing federal government appropriations discussions in the United States Congress remain uncertain. As a result of these factors, our initial financial guidance for 2024 incorporates a range of assumptions.

The midpoint of our guidance range assumes stable populations across our ICE Processing Centers and stable participant counts under the federal government’s Intensive Supervision and Appearance Program (“ISAP”) contract. On the low end of our range, our guidance assumes that federal government appropriations discussions continue to be delayed throughout the year and that ongoing budgetary pressures result in some moderate decreased utilization of both ICE Processing Centers and the ISAP contract. On the high end of our range, our guidance assumes only some moderate increases in the utilization of ICE Processing Centers and the ISAP contract should additional funding be appropriated for ICE during this federal fiscal year.

Additionally, our initial 2024 guidance does not include the potential reactivation of any of our remaining idle Secure Services facilities, which total approximately 9,000 beds, or any potential new contract wins by our diversified business segments.

For the first quarter of 2024, we expect Net Income to be in a range of $22 million to $24 million and quarterly revenues in a range of $600 million to $610 million. We expect first quarter 2024 Adjusted EBITDA to be in a range of $117 million to $122 million. Compared to fourth quarter 2023, our first quarter 2024 guidance reflects the impact of having one fewer day in the quarter. Additionally, our first quarter of the year is impacted by higher costs related to payroll taxes, which are frontloaded in the beginning of each year.

Conference Call Information

We have scheduled a conference call and webcast for today at 11:00 AM (Eastern Time) to discuss our fourth quarter and full year 2023 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available through February 22, 2024, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 5397718.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

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About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 100 facilities totaling approximately 81,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, and Net Income to EBITDA and Adjusted EBITDA, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, and Adjusted EBITDA. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2024, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures.

The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

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Net Debt is defined as gross principal debt less cash from restricted subsidiaries. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on asset divestitures, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, transaction related expenses, pre-tax, one-time employee restructuring expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time.

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance.

EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented (gain)/loss on asset divestitures, pre-tax, (gain)/loss on the extinguishment of debt, pre-tax, transaction related expenses, pre-tax, one-time employee restructuring expense, pre-tax, and tax effect of adjustments to net income attributable to GEO.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

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Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year and first quarter of 2024, statements regarding GEO’s efforts to market its current idle facilities, GEO’s focus on reducing net debt, deleveraging its balance sheet, and positioning itself to explore options to return capital to shareholders, and GEO’s assumptions regarding the utilization of ICE Processing Centers and the ISAP contract during 2024. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2024 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) any continuing impact of the COVID-19 global pandemic on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of any continuing impact of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in GEO’s operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in GEO’s operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

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Fourth quarter and full year 2023 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	December 31, 2023	December 31, 2022
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$93,971	$95,073
Accounts receivable, less allowance for doubtful accounts	390,023	416,399
Prepaid expenses and other current assets	44,511	43,536

Total current assets	$528,505	$555,008
Restricted Cash and Investments	135,968	111,691
Property and Equipment, Net	1,944,278	2,002,021
Operating Lease Right-of-Use Assets, Net	102,204	90,950
Assets Held for Sale	—	480
Deferred Income Tax Assets	8,551	8,005
Intangible Assets, Net (including goodwill)	891,085	902,887
Other Non-Current Assets	85,815	89,341

Total Assets	$ 3,696,406	$ 3,760,383

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$64,447	$79,312
Accrued payroll and related taxes	64,436	53,225
Accrued expenses and other current liabilities	219,159	237,369
Operating lease liabilities, current portion	24,640	22,584
Current portion of finance lease obligations, and long-term debt	55,882	44,722

Total current liabilities	$428,564	$437,212
Deferred Income Tax Liabilities	79,607	75,849
Other Non-Current Liabilities	83,643	75,288
Operating Lease Liabilities	82,114	73,801
Long-Term Debt	1,725,502	1,933,145
Total Shareholders’ Equity	1,296,976	1,165,088

Total Liabilities and Shareholders’ Equity	$ 3,696,406	$ 3,760,383

*	all figures in ‘000s

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

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Condensed Consolidated Statements of Operations*

(Unaudited)

	Q4 2023	Q4 2022	FY 2023	FY 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$608,283	$620,682	$2,413,167	$2,376,727
Operating expenses	433,042	430,565	1,735,328	1,662,885
Depreciation and amortization	30,996	32,641	125,784	132,925
General and administrative expenses	51,584	49,094	190,766	196,972

Operating income	92,661	108,382	361,289	383,945
Interest income	4,006	530	7,792	15,988
Interest expense	(53,211)	(53,166)	(218,292)	(164,550)
Loss on extinguishment of debt	(6,687)	(408)	(8,532)	(37,895)
Gain on asset divestitures	1,243	—	4,691	32,332

Income before income taxes and equity in earnings of affiliates	38,012	55,338	146,948	229,820
Provision for income taxes	7,601	14,793	37,637	62,899
Equity in earnings of affiliates, net of income tax provision	1,413	984	4,534	4,771

Net income	31,824	41,529	113,845	171,692
Less: Net loss attributable to noncontrolling interests	70	2	142	121

Net income attributable to The GEO Group, Inc.	$31,894	$41,531	$113,987	$171,813

Weighted Average Common Shares Outstanding:
Basic	122,081	121,165	121,908	121,040
Diluted	125,224	124,545	123,698	122,281
Net income per Common Share Attributable to The GEO Group, Inc.** :
Basic:
Net income per share — basic	$0.22	$0.29	$0.78	$1.18

Diluted:
Net income per share — diluted	$0.21	$0.28	$0.77	$1.17

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q4 2023	Q4 2022	FY 2023	FY 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$31,824	$41,529	$113,845	$171,692
Add:
Income tax provision **	7,889	15,070	38,505	63,639
Interest expense, net of interest income ***	55,892	53,045	219,032	186,457
Depreciation and amortization	30,996	32,641	125,784	132,925

EBITDA	$126,601	$142,285	$497,166	$554,713

Add (Subtract):
Gain on asset divestitures, pre-tax	(1,243)	—	(4,691)	(32,332)
Net loss attributable to noncontrolling interests	70	2	142	121
Stock based compensation expenses, pre-tax	3,013	3,194	15,065	16,204
Transaction related expenses, pre-tax	—	—	—	1,322
One-time employee restructuring expenses, pre-tax	814	—	814	—
Other non-cash revenue & expenses, pre-tax	(301)	—	(1,319)	—

Adjusted EBITDA	$128,954	$145,481	$507,177	$540,028

Net Income attributable to GEO	$31,894	$41,531	$113,987	$171,813
Add (Subtract):
Gain on asset divestitures, pre-tax	(1,243)	—	(4,691)	(32,959)
Loss on extinguishment of debt, pre-tax	6,687	408	8,532	37,895
Transaction related expenses, pre-tax	—	—	—	1,322
One-time employee restructuring expenses, pre-tax	814	—	814	—
Tax effect of adjustment to net income attributable to GEO (1)	(1,574)	(103)	(1,171)	(6,875)

Adjusted Net Income	$36,578	$41,836	$117,471	$171,196

Weighted average common shares outstanding—Diluted	125,224	124,545	123,698	122,281

Adjusted Net Income per Diluted share	0.29	0.34	0.95	1.40

*	all figures in ‘000s, except per share data
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt
(1)	Tax adjustment related to gain on asset divestitures, one-time employee restructuring expenses and loss on extinguishment of debt.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

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2024 Outlook/Reconciliation (1)

(In thousands, except per share data)

(Unaudited)

	FY 2024
Net Income Attributable to GEO	$110,000	to	$125,000
Net Interest Expense	190,000		200,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	44,000		48,000
Depreciation and Amortization	126,000		127,000
Non-Cash Stock Based Compensation	16,000		16,000
Other Non-Cash	(1,000)		(1,000)
Adjusted EBITDA	$485,000	to	$515,000
Net Income Attributable to GEO Per Diluted Share	$0.87	to	$0.99
Weighted Average Common Shares Outstanding-Diluted	126,500	to	126,500

CAPEX
Growth	2,000	to	3,000
Technology	20,000	to	25,000
Facility Maintenance	48,000	to	52,000
Capital Expenditures	70,000	to	80,000

Total Debt, Net	$1,620,000		$1,580,000
Total Leverage, Net	3.3		3.1

(1) Total Net Leverage is calculated using the midpoint of Adjusted EBITDA guidance range.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations